SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 23, 2000



                          WEBSTER FINANCIAL CORPORATION
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                   0-15213                        06-1187536
--------------------------------------------       -----------------------------        ------------------
        (State or other jurisdiction                       (Commission                     (IRS Employer
              of incorporation)                             File Number)                 Identification No.)



                   WEBSTER PLAZA, WATERBURY, CONNECTICUT 06702
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                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (203) 753-2921
                                                           --------------



                                 NOT APPLICABLE
      ---------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

                  On June 23, 2000, Webster Financial Corporation, a Delaware corporation ("Webster"), completed its acquisition of MECH Financial, Inc., a Connecticut corporation ("MECH"), pursuant to an Agreement and Plan of Merger, dated December 1, 1999, as amended by Amendment Number 1 thereto, dated as of December 21, 1999 (the "Merger Agreement"). Also as contemplated by the Merger Agreement, Mechanics Savings Bank, a wholly owned subsidiary of MECH, merged with and into Webster Bank, a wholly owned subsidiary of Webster.

                  In accordance with the provisions of the Merger Agreement, the merger was effected on a stock for stock basis. Each issued and outstanding share of MECH common stock converted into 1.52 shares of Webster common stock, par value $0.01 per share, or approximately 8.2 million shares, plus cash in lieu of fractional shares.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.



(a)      Financial Statements of business acquired.
         Not applicable


(b)      Pro forma financial information.
         Not applicable.


(c)      Exhibits
         Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           WEBSTER FINANCIAL CORPORATION
                                           -----------------------------
                                           (Registrant)


                                           /s/ James C. Smith
                                           ------------------------------------
                                           James C. Smith
                                           Chairman and Chief Executive Officer



Date: June 26, 2000